Exhibit 99.1

Republic Airways and Mesa Air Group to Combine, Creating America’s Regional Airline of Choice

Brings together two highly complementary cultures, fleets, and operations, which will continue to connect communities across America

CARMEL, IN & PHOENIX, AZ – April 7, 2025 – Republic Airways Holdings Inc. and Mesa Air Group, Inc. (NASDAQ: MESA) today announced that they have entered into a definitive agreement to merge and create a leading publicly-traded regional airline company in an all-stock transaction. Upon closing, the combined company will be renamed Republic Airways Holdings Inc. and is expected to remain NASDAQ-listed under the new ticker symbol “RJET”.

“Today’s announcement is an exciting next step in Mesa’s more than 40-year history, one that represents the best outcome for our shareholders, employees, and all of our stakeholders,” said Jonathan Ornstein, Mesa’s Chairman and Chief Executive Officer. “By bringing the best of our organizations together, we will create a regional carrier that continues to connect communities across America while providing advancement opportunities to our employees.”

“We’re thrilled to combine the Republic and Mesa teams to create one of the world’s leading Embraer Jet operators,” said Bryan Bedford, Republic’s President and Chief Executive Officer. “Republic and Mesa share a common mission to connect communities across America, and we believe that we can better achieve that mission together. With this combination, we are establishing a single, well-capitalized, public company that will benefit from the deep expertise of Republic and Mesa associates, creating value for all stakeholders well into the future.”

Republic Airways Overview

Republic Airways has been a leading regional airline since its inception in 1974 and is now one of the largest regional airlines in the United States. Republic has a fleet of more than 240 Embraer 170/175 aircraft and carried approximately 17.5 million passengers on more than 300,000 flights and 591,000 block hours in 2024. The airline primarily serves Northeast and Mid-Atlantic hubs and operates exclusively under long-term capacity purchase agreements with American Airlines, Delta Air Lines and United Airlines. In 2024, Republic delivered strong financial performance, producing net income of approximately $65 million on total revenues of approximately $1.5 billion. During the year then ended, Republic generated total operating expenses of approximately $1.3 billion, of which approximately $117 million is non-cash depreciation and amortization expense, other net non-operating expenses (primarily interest expense) of approximately $50 million, and income tax expense of approximately $22 million, resulting in EBITDA performance of approximately $254 million and pre-tax income of approximately $87 million. As of December 31, 2024, Republic’s cash and debt balances were $323 million and $1 billion, respectively, resulting in net leverage of approximately 2.7x. Republic expects to take delivery of 15 new E175 aircraft during 2025 and all of the deliveries are expected to be debt financed.

Compelling Strategic Rationale

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Economies of Scale: The proposed combination represents a transformational opportunity to significantly enhance the scale of the combined airlines, both financially, and operationally, with a larger, unified fleet. This will enable more efficient and productive regional flying and crew resource management. The enhanced platform is well positioned for a valuation uplift, supported by a stronger financial profile, increased relevance among global institutional investors, and improved access to capital markets.

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Enhanced Capital and Liquidity Position: Pro forma net leverage at close is expected to be approximately 2.5x and liquidity as a percent of pro forma revenues is expected to be greater than 15%. Together, the combined company will have the financial strength and flexibility to make critical investments, drive sustained profitability, and continue delivering best-in-class customer service under a unified brand. A stronger balance sheet for the combined airline will bolster the Company’s ability to navigate market cycles, respond to strategic opportunities, and maintain a flexible capital allocation strategy that optimizes returns for all stakeholders.

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Complementary Networks and Operations: The proposed combination represents a unique opportunity to bring together Mesa’s and Republic’s networks to establish America’s regional airline of choice. The post-merger company will maintain a single fleet of approximately 310 Embraer 170/175 (“E-Jet”) aircraft, with over 1,250 daily departures, across both airlines’ existing flying networks and will operate within Mesa’s and Republic’s current basing structures and routes. Mesa and Republic will continue to operate under their existing Federal Aviation Administration (FAA) operating certificates until securing a single-operating certificate for the combined airline.

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Synergistic Cultures Rooted in Safety and Reliability: Mesa and Republic share common values and principles, which include an uncompromising focus on providing safe and reliable services for passengers, operational excellence, and a culture which provides career growth and advancement opportunities for associates. Both Mesa and Republic are included in the International Air Transport Association’s Operational Safety Audit (IOSA) registry, the internationally recognized standard for airline safety and operational excellence. These principles will be maintained and enhanced by the merger.

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Talented Team Positioned for Exciting Growth Opportunities: The combined company will continue serving key partners, including American Airlines, Delta Air Lines, and United Airlines. The parties expect to retain all flight crews, technicians, and other operational staff within the post-merger entity, which will be led by an experienced and seasoned management team.

Overview of the Combined Company:

Republic will continue to support American Airlines, Delta Air Lines, and United Airlines under its existing capacity purchase agreements (“CPA”), and Mesa’s operations will support United Airlines under a new 10-year CPA, as a result of this transaction. The combined company is expected to produce revenues of approximately $1.9 billion, pretax margins of 7% to 9%, excluding one-time merger and integration costs, and adjusted EBITDA in excess of $320 million. As part of the transaction, Mesa will not contribute any debt to the combined airline. The pro forma cash and debt balances post-merger are forecasted to be $285 million and $1.1 billion, respectively. The transaction is anticipated to deliver value creation for both Mesa and Republic shareholders, who stand to benefit from the ownership of a better capitalized airline with increased economies of scale, due to Republic’s strong financial position, stable earnings and cash flow.

Management and Governance

The combined company will be led by Republic’s executive leadership team. The Board of Directors will be comprised of six existing directors from the Republic Board of Directors and one independent director from the Mesa Board of Directors.

Transaction Details and Conditions to Close

Upon closing of the transaction, Republic shareholders will own 88% of the combined company’s common shares. Mesa shareholders will own a minimum of 6%, and up to 12% of the combined company dependent upon Mesa’s achievement of certain pre-closing criteria. All outstanding Mesa debt obligations will be extinguished as a result of the transaction.

Concurrently with the execution and delivery of the Merger Agreement, Mesa, Republic and United Airlines, Inc. (“United”), among other parties, entered into a Three Party Agreement (the “Three Party Agreement”), pursuant to which, among other things: (i) Mesa will take certain actions at or prior to the closing of the Merger to dispose of certain assets, extinguish certain liabilities and effectuate certain related transactions; and (ii) United will take certain actions at or prior to the closing of the Merger to facilitate Mesa’s actions in the foregoing clause (i).

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in either the late third or early fourth quarter of 2025. The transaction is subject to customary closing conditions, including regulatory and shareholder approvals by both companies.

Advisors

Simpson Thacher & Bartlett LLP is serving as legal counsel and Goldman Sachs & Co. LLC is serving as financial advisor to Republic Airways.

FTI Capital Advisors, LLC is serving as financial advisor to Mesa Air Group. Pachulski Stang Ziehl & Jones LLP and DLA Piper LLP are serving as legal counsel.

Sidley Austin LLP is serving as legal counsel to United.

About Republic Airways Inc.

Founded in 1974, Republic Airways maintains a fleet of more than 240 Embraer 170/175 aircraft and offers scheduled passenger service with more than 1,000 daily scheduled flights to 80 cities in the U.S., Canada, the Caribbean and Central America. The airline provides fixed-fee flights operated under its codeshare partners’ brands: American Eagle, Delta Connection and United Express. The airline employs more than 6,000 aviation professionals. Learn more at www.rjet.com.

About Mesa Air Group, Inc.

Founded in 1982 and headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 89 cities in 40 states, the District of Columbia, the Bahamas, Canada, Cuba, and Mexico. Mesa operates a fleet of 60 Embraer 175 aircraft with more than 250 daily scheduled departures and has approximately 1,700 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc. Learn more at www.mesa-air.com

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the effects of the restatement of Mesa’s past financial statements and the filing of Mesa’s amended periodic reports. Words such as “future,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “predict,” “will,” “would,” “should,” “could,” “can,” “may,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.

The forward-looking statements contained in this press release reflect Mesa’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of Mesa, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed transaction; risks that the proposed transaction disrupts Mesa’s current plans and operations or diverts the attention of Mesa’s management or employees from ongoing business operations; the risk of potential difficulties with Mesa’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that Mesa’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of Mesa Common Stock.

While forward-looking statements reflect Mesa’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. Mesa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Mesa’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Mesa’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on January 26, 2024, as amended by Form 10-K/A filed with the SEC on February 27, 2024, as updated by Mesa’s subsequent periodic reports filed with the SEC.

Additional Information and Where to Find It

This press release relates to the proposed merger involving Mesa and Republic. In connection with the proposed transaction, Mesa will file with the SEC a Form S-4 Registration Statement, which will include a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Mesa will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MESA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MESA FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by Mesa with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Mesa’s website at https://investor.mesa-air.com/.

Information Regarding Non-GAAP Financial Measures

This communication contains certain information that is not calculated according to GAAP (“non-GAAP”), such as EBITDA, Adjusted EBITDA and Net Leverage. We believe that investors will find these non-GAAP measures useful in evaluating our performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. Lastly, this communication also includes certain forward-looking non-GAAP financial measures. We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures.

Media Contacts

For Republic Airways

(612) 839-5172

corpcomm@rjet.com

Danielle Fornabaio / Ashley Grund of Gladstone Place Partners

212-230-5930

For Mesa Air Group

(602) 685 4010

Investor.relations@mesa-air.com